THIS GENERAL ASSIGNMENT OF CONTRACTS AND LEASES made as of the 18 day of June, 2008.

Assignor: Fox Petroleum Inc.
64 Knightsbrigde
London SWIX 7JF
United Kingdom

Assignee: Trafalgar Capital Specialized Investment Fund, FIS
4, Rue Thomas Edison
L-2016 Luxembourg - Strassen

A. The Assignor has interest in the Geneseo-Edwards Leases (as hereinafter defined) pursuant to (i) the Oil and Gas Lease dated August 22, 2006 between Ted W. Bronleewe and Barbara Bronleewe, as lessors, and Wint Harris, as lessee; (ii) the Oil and Gas Lease dated August 22, 2006 between Thomas R. Bronleewe and Beverly Bronleewe, as lessors, and Wint Harris, as lessee; and (iii) the Oil and Gas Lease dated November 20, 2006 between Bryant Wires and Rosalie Wires, as lessors, and Wint Harris, as lessee; (iv) the Correction Assignment of Oil and Gas Interests dated September 28, 2007 between Wint Harris, as assignor, and Robson Energy Oklahoma LLC, as assignee; (v) the Assignment of Oil and Gas Interests dated October 16, 2007 between Robson Energy Oklahoma LLC, as assignor, and Constance N. Knight and Hugh J. Hodgden, as tenants in common, as assignees; and (vi) an Agreement of Intentions dated February 27, 2008 between Constance N. Knight and Hugh J. Hodgden (hereinafter collectively the "**Geneseo-Edwards Leases**").

B. The Assignee has loaned certain money to the Assignor pursuant to the terms of a credit agreement ("**Credit Agreement**") bearing a formal date of 18 June 2008, between, among others, the Assignor and the Assignee.

C. It was agreed as a condition of advancing the sums pursuant to the Credit Agreement that the Assignor should assign to the Assignee, its successors and assigns, all right, title and interest in the Geneseo-Edwards Leases, including the benefit of all covenants and obligations of the lessors thereunder (hereinafter collectively called the "**Assigned Rights and Benefits**") as additional security of the payment of the moneys owed to the Assignee pursuant to the Credit Agreement and the documents contemplated thereby (the "**Indebtedness**") and for the performance of the covenants and provisos therein contained (the "**Obligations**").

NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid to the Assignor by the Assignee, (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1. As continuing collateral security for the payment of the Indebtedness and performance of the Obligations, the Assignor does hereby sell, assign, transfer and set over unto the Assignee, all of the Assignor's right, title and interest, both at law and in equity, in and to the Assigned Rights and Benefits, to hold and receive the same unto the Assignee with full power and authority to enforce performance of the obligations thereunder, in accordance with and subject to the terms of this Assignment.

2. It is expressly acknowledged and agreed that nothing herein contained shall obligate the Assignee to assume or perform any obligation of the Assignor to any third party in respect of or arising out of the Assigned Rights and Benefits or any of them. The Assignee may, however, only after Default (as hereinafter defined), and while such Default continues, at its option, assume or perform any such obligations as the Assignee considers necessary or desirable to obtain the benefit of the Assigned Rights and Benefits free of any set off, deduction, or abatement and any money expended by the Assignee in this regard shall form part of and shall be deemed to form part of the Indebtedness and bear interest at the rate stipulated in the Credit Agreement.

3. The exercise by the Assignee of its rights under this Assignment or the assumption after Default of certain obligations of the Assignor as referred to in Section 3 above, shall not constitute or have the effect of making the Assignee a mortgagee in possession. Care, control and management of the Geneseo-Edwards Leases shall remain and shall be deemed to be with the Assignor, in the absence of clear and unequivocal action by the Assignee depriving the Assignor of such care, control and management and the assumption thereof by the Assignee.

4. The Assignee may, at any time and whether or not Default occurred, without further request or agreement by the Assignor, reassign to the Assignor, its successors and assigns, the Assigned Rights and Benefits or any part or parts thereof, by an instrument of reassignment in writing executed by the Assignee delivered to the Assignor, its successors and assigns, at the address for notice herein provided. Such instrument upon delivery shall constitute a good and sufficient reassignment of all of the Assignee's right, title and interest in and benefit of the Assigned Rights and Benefits to which it pertains and a good and valid release and termination of obligations (if any) of the Assignee with respect thereto. Such reassignment shall not expressly or impliedly constitute any representation or warranty to the Assignor as to the Assigned Rights and Benefits or anything related thereto.

5. Upon payment of all moneys due under the Credit Agreement and the discharge of any registration in respect thereto, this Assignment shall be and be deemed to be automatically released, reassigned and discharged, and the Assignee shall provide to the Assignor, forthwith upon request and at the cost of the Assignor, a reassignment of this Assignment, in registerable form.

6. The Assignor covenants, represents and warrants to and with the Assignee that:

(a) the Assignor has good right, full power and absolute authority to assign the Assigned Rights and Benefits and each of them in the manner herein provided; and

(b) the Geneseo-Edwards Leases are valid, subsisting and enforceable

(c) the Geneseo-Edwards Leases are in good standing.

7. The Assignor covenants with the Assignee:

(a) that except when prevented from doing so because of the actions of the Assignee, to at all times perform or cause to be performed all of the covenants and obligations under the Geneseo-Edwards Leases;

(b) to maintain or cause to be maintained the Assigned Rights and Benefits in good standing and not to do or permit to be done anything to impair and not to omit to do anything that would impair the enforceability of the Geneseo-Edwards Leases;

(c) not to execute any other assignment of the Assignor's interest in the Assigned Rights and Benefits except to a subsequent encumbrancer with the prior written consent of the Assignee, which consent will not be unreasonably withheld; and

(d) after Default, and while such default continues, upon request of the Assignee, to facilitate in all ways the Assignee's exercise of its rights hereunder.

8. The Assignor shall not, without the consent of the Assignee, such consent not to be unreasonably withheld or delayed:

(a) cancel the Geneseo-Edwards Leases, release the obligations of the lessors thereunder or accept any surrender of the Geneseo-Edwards Leases; or

(b) modify the Geneseo-Edwards Leases so as materially or adversely affect the provisions thereof.

If the Assignee does not provide its written consent to any matters referred to in paragraphs (a) and (b) above within seven (7) Business Days after receipt by the Assignee of a written request for such consent, the Assignee shall be deemed to have consented to such request.

9. Subject to the terms of the Assignment, the Assignor shall have the full right, while not in Default to take all actions or cause all actions to be taken it deems necessary with respect to the Assigned Rights and Benefits, acting a reasonably.

10. **"Default"** for the purposes of this Assignment means: a default has occurred under the terms of the Credit Agreement, and the expiration of all notification and curative periods set out therein, and such default is not remedied and is continuing; or default has occurred under this Assignment; or any representation or warranty by the Assignor herein shall prove to be incorrect at any time in any material respect. Upon Default, the Assignee shall have, in addition to any remedy in respect of the Assigned Rights and Benefits as it has under any other agreement, (including foreclosure or sale under the Credit Agreement), all remedies available at common law or in equity, including, without obligation, anyone or more of the following rights:

(a) to receive, enjoy or otherwise avail itself of the Assigned Rights and Benefits;

(b) to manage the Lands, including without limitation, the making of repairs of replacements to maintain infrastructure on the Lands, to appoint and dismiss such agent or employees as shall be necessary or desirable for exercise of the Assignee's rights hereunder; to alter, modify, amend or change the terms of Geneseo-Edwards Leases; or to give consents, concessions or waivers of any rights or provisions of Geneseo-Edwards Leases;

(c) to send or employ any inspector or agent to inspect and report upon the value, state and condition of the Lands and may employ a solicitor to examine and report upon title to the same and the leases documentation pertaining to same;

(d) by private instrument to appoint a receiver and manager;

(e) to generally perform all such acts as may in the reasonable opinion of the Assignee be necessary or desirable for the proper operation and maintenance of the Lands, which acts may be performed in the name of the Assignor, or in the name of the Assignee.

11. The Assignee may at any time after Default and while such default continues with respect to any Assigned Rights and Benefits, give to any person from whom the Assignor would have been entitled to receive or claim any benefit under the Assigned Right and Benefits in question (herein called the **"Other Parties"** or **"Other Party"**) express notice in writing of this Assignment and thereafter the Assignee shall be entitled to deal with the Other Party or Other Parties in respect of the Assigned Rights and Benefits without reference to or consent of the Assignor, as if the Assignee were the absolute owner of the Assigned Rights and Benefits.

12. The Assignor will at the reasonable request of the Assignee attempt to obtain from the Other Party or Other Parties, acknowledgments of good standing of the assigned Rights and Benefits and/or acknowledgments of notice of this Assignment, in form reasonably satisfactory to the Assignee.

13. The Assignor acknowledges and agrees that this Assignment constitutes an irrevocable direction and authorization of the Assignor to any Other Party to honour the rights of the Assignee under this Assignment. The Assignor agrees that any Other Party may rely upon any notice given by the Assignee or on its behalf. The Assignor hereby waives as against any Other Party any claim they might otherwise have by reason of the Other Party acting on such notice.

14. In the event all Defaults are subsequently cured, the Assignee shall upon request of the Assignor, and at the Assignor's expense, execute and deliver to the Assignor directions and authorizations to any Other party who received notice of this Assignment in connection with the Default now cured as aforesaid, authorizing and directing such Other Party(ies) to resume dealing with the Assignor until such time as a further written notice is delivered by the Assignee pursuant to the terms of this Assignment.

15. If the Assignee elects to invoke any of its rights hereunder and thereafter, for any reason, relinquishes to the Assignor such rights, this Assignment shall in no respect be terminated but instead remain in force and effect until the Indebtedness is paid in full, it being the intent of the parties that the Assignee shall, from time to time upon the occurrence of any Default under this Agreement, have all the rights granted hereby.

16. No delay or omission on the part of the Assignee shall operate as a waiver thereof. The remedies available to the Assignee under this Assignment shall be in addition to, and exercisable in any combination with, any and all remedies available by operation of law and under the Credit Agreement. The said remedies shall be cumulative and concurrent and not alternative, may be pursued separately, successively or together against the Assignor, against the Lands or any or all of them at the sole discretion of the Assignee and may be exercised as often as occasion therefore shall arise.

17. The Assignor acknowledges and agrees that if and to the extent the Assignor's right, title and interest in any Assigned Right and Benefit is not acquired until after the delivery of this Assignment, it shall nonetheless apply thereto and the security interest of the Assignee hereby created shall attach to any such Assigned Right and Benefit at the same time as the Assignor acquires rights therein without the necessity of any further assignment or other assurances. The Assignor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered every further act, deed, document or further assurance as may be required to give effect to this Agreement.

18. This Assignment shall enure to the benefit of and be binding upon the successors and assigns of the Assignor and the Assignee.

19. In any action, suit or proceedings for enforcing this Assignment or to recover payment of the monies hereby secured, service of any notice, writ or a summons, originating summons, statement of claim, order of court or a judge, or of any legal or other proceedings by the Assignee, or by or pursuant to any statute, ordinance, rule, order or practice required to be given or serviced, and every notice and/or demand or request permitted or required to be served hereunder, shall be deemed to be properly and effectively served if delivered by hand to one or more of the respective officers or directors of the Assignor and Assignee, or mailed by depositing the same in any post office or letter box, enclosed in a postage pre-paid envelope, registered, addressed as set out below, or sent by facsimile transmission, or other similar form of communication (collectively "Electronic Communication") to the intended recipient at:

If to the Assignor:

Fox Petroleum Inc.
64 Knightsbrigde
London SW1X 7JF

Attention: Richard Moore, C.E.O., Director
Fax: +44 207 590 9631

If to the Assignee:

Trafalgar Capital Specialized Investment Fund, FIS
4, Rue Thomas Edison
L-2016 Luxembourg - Strassen

Attention: Jim Dodrill
Fax: +1-561-892-7787

The Assignor and the Assignee may change their respective addresses for service by giving the other party hereto written notice thereof, in the manner aforesaid. Notice shall be deemed to have been received on the date of delivery, where applicable, five (5) business days after the date of registration of the postage prepaid envelope, containing a notice, demand, request or document except in the event of mail strike or reasonably anticipated or actual disruption of postal service which would prevent or substantially delay receipt of anything mailed in the manner aforesaid, in which case notice, for the duration of such mail strike or reasonably anticipated or actual disruption of postal service, shall be effected by personal delivery, or, when sent by Electronic Communication, on the business day next following the day on which it was sent.

20. This Assignment shall be governed by and construed in accordance with the laws of Kansas.

21. If any term or provision contained in this Assignment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

22. Time shall be of essence in this assignment in all respects.

23. The Assignor shall forthwith on demand enter into, execute and deliver to the Assignee, at the Assignor's expense, such further instruments and assurances in respect of this Assignment as the Assignee may reasonably require.

24. Any provision in this Assignment which is prohibited or unenforceable in any applicable jurisdiction will be ineffective to the extent of such prohibition or unenforceability without invalidating any remaining provisions hereof. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

25. The Assignor agrees to pay all reasonable legal and other costs of the Assignee in connection with renewing this assignment from time to time and realizing upon, enforcing and attempting to enforce the terms of this Assignment or the security granted hereby; all such other costs when incurred shall be secured hereby and failure to pay the same as and when demanded shall also constitute a default hereunder. The Assignor shall indemnify and save the Assignee

harmless from all actions, suits, costs, losses, charges, demands and expenses now or hereafter incurred or arising as a result of the default by the Assignor hereunder or as lessor in any of the Genesco-Edwards Leases.

26. This Assignment and the rights and remedies contained hereunder shall be assignable by the Assignee in its sole discretion, and shall be successively assignable by such assignee in its sole discretion without the consent of the Assignor and without prior notice of such assignment by the Assignee to the Assignor provided that such assignment shall only be made in conjunction with an assignment of the security granted as collateral security to the obligations of the Assignor under the Credit Agreement and shall not be an assignment of this Assignment only. If so assigned, the Assignee shall have and be entitled to exercise any and all discretion, rights and powers of the Assignee hereunder and all references herein to the Assignee shall include such assignee.

IN WITNESS WHEREOF the Assignor has duly executed this General Assignment of Contracts and Leases, as of the date first set out above.

FOX PETROLEUM INC.

Per: ______________________ CEO - Director

Per: ______________________ Alex Cowen